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                                                              Exhibit 10.8

SUN MICROSYSTEMS COMPUTER CORPORATION
U.S. INDIRECT VALUE ADDED RESELLER ("IVAR") AGREEMENT

This Agreement is effective on July 10, 1992 )("Effective Date") by and between Sun Microsystems Computer Corporation ("Sun"), a Delaware corporation, having a place of business at 2550 Garcia Avenue, Mountain View, California 94043 and sign Automation Systems Inc. ("Reseller") having a place of business at 6100 Corporate Dr., Suite 380, Houston, TX 77036.

1.  SCOPE

    This Agreement governs Reseller's authorization to purchase certain Sun products ("Products") from a designated Sun Authorized master reseller ("Master Reseller") and to resell those Products in the United States to end users other than the Federal Government ("End Users"). Products (identified by "Product Tiers"), approved buying and selling locations, and the identity of the designated Master Reseller are set out in Exhibit
    A. Sun may discontinue any Product upon sixty (60) days' notice.

2.  APPOINTMENT

    Sun appoints Reseller as a non-exclusive indirect Value Added Reseller ("IVAR"). IVAR is authorized to purchase Products from its designated Master Reseller. Products must be (i) sold, leased or rented (collectively referred to as "sold") as part of a total solution consisting of Products and the added value set forth in Exhibit B, (ii) sold directly to End Users on a face-to-face basis, and (iii) installed at an End User site in the United States ("Authorized Sale"). The sale of Products to resellers and to the federal government is prohibited unless consented to in writing by Sun. IVAR's primary business must at all times be the sale and support of computer systems.

3.  RESELLER DEVELOPMENT FUNDS

    IVAR shall receive directly from Sun, Reseller Development Funds ("RDF") equal to two and thirty-six hundredths percent (2.36%) of the value of its purchases of Products computed at Sun's list price, excluding Products purchased from SunExpress and Products not purchased for resale. Sun may modify this Section upon ninety (90) days' Notice.

4.  BUSINESS PLAN

    IVAR agrees to market and support Products in compliance with a Business Plan developed by IVAR and approved by Sun (attached as Exhibit C). Either party may initiate a review of IVAR's selection of and/or compliance with objectives, strategies, and tactics under the Business Plan upon thirty (30) days' notice, provided that Sun shall initiate no more than one review per calendar quarter. IVAR's failure to comply with its tactics under the Business Plan shall constitute a material breach of this Agreement.

5.  IVAR REFERENCE GUIDE

    Sun's IVAR policies are detailed in its VAR Reference Guide ("Guide"). IVAR represents that it has read the Guide and will comply with all applicable rules and procedures. Sun may modify the Guide from time to time upon sixty (60) days' Notice.

6.  RESELLER COMMISSION PROGRAM

    IVAR may participate in Sun's Reseller Commission Program as detailed in the Guide.

7.  EXHIBITS

    The attached Exhibits may be modified only upon the mutual consent of the parties, except that Sun may modify Exhibit D (Object Code License) at any time. The current version of each Exhibit is hereby incorporated by reference.

8.  IVAR's OBLIGATIONS

    A. SALE AND SUPPORT. IVAR shall use its best efforts to promote the sale of Products, and shall purchase and maintain the demonstration configuration identified in the Guide for each authorized Product Tier at each authorized selling location, IVAR shall provide to each End User, as detailed in the Guide and the Business Plan, (i) complete pre- and post-installation support, including complete installation, training, and continuous technical service and (ii) hardware and software maintenance support. IVAR must submit and Sun must approve a detailed, location specific support plan prior to installing Products at any End User site located more than 200 miles from an authorized selling location. The sale and direct support of Products must be performed at all times by full-time employees who are Sun trained and Sun certified, including at least one full time Sun dedicated sales representative and one full time, Sun dedicated systems engineer per authorized selling location. Training and certification may be secured directly from Sun or from any Sun Authorized training provider. Sun's support options are set out in the Guide.

    B. SPARE PARTS. The use of spare parts purchased under the authority granted by this Agreement is strictly limited to (i) resale to an IVAR's End User for internal use, or (ii) the service of Products sold and installed by IVAR under this Agreement, except that IVAR may use such parts to service all of an End User's systems if IVAR has sold and installed at least twenty-five percent (25%) of the systems for which service is being provided.

    C. IVAR DOCUMENTATION, BUSINESS RECORDS, AND REPORTS. IVAR shall furnish to its End Users, at the time of delivery of Products, a sale receipt stating the date of sale, and, if applicable, the serial number of Products sold. IVAR shall, during the term of this Agreement and for five (5) years thereafter, keep and maintain complete and accurate business records with respect to its purchase and sale of all Products, including, all documents relating to or exchanged between IVAR and its End Users. Master Reseller and Sun. Sun may review these records upon request.

        IVAR shall provide monthly Productivity Status Reports ("PSRs") to Sun as detailed in the Guide. Upon the initial failure to timely submit a complete PSR, Sun will put IVAR on notice that it is in breach of its obligation. If IVAR fails to remedy this initial breach or subsequently fails to timely submit a PSR, Sun may cancel RDF accruals and suspend participation in other programs. Any subsequent failure to remedy or timely submit a PSR may result in immediate termination of this Agreement.

    D. INDEMNITY AND INSURANCE. IVAR agrees to indemnify and hold Sun harmless from and against all claims from IVAR's End Users or third parties arising out of any acts and/or omissions of IVAR or its employees or representatives. IVAR shall carry liability insurance to protect Sun from all such claims, pay the premiums therefor, and deliver to Sun, upon request, proof of such insurance (which shall require thirty (30) days' written notice to Sun in event of modification or termination).

    E. FAIR REPRESENTATION. IVAR shall display, demonstrate, and represent Products fairly and shall make no representations concerning Sun or its Products which are false, misleading, or inconsistent with those representations set forth in promotional materials, literature and manuals published and supplied by Sun. IVAR shall comply with all applicable laws and regulations in performing under this Agreement.


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    F.  "SUN SPARC ONLY". I-VAR shall not sell, lease, or otherwise deal in any product based on SPARC Architecture, unless such product (i) is a Sun Product or (ii) is a "laptop system". A product is a "laptop" system if it is (i) transportable, (ii) battery operated, (iii) under sixteen (16) pounds total weight including case, and (iv) packaged without a CRT. IVAR is not prohibited by this Agreement from selling any product that does not contain the SPARC Architecture.

    G. IVAR shall purchase all Sun Products for resale from its designated Master Reseller unless an exception is granted by Sun in writing. Purchase terms and conditions as may be agreed upon between IVAR and designated Master Reseller shall govern the purchase of Products. All Product warranties or claims against such warranties shall be between IVAR and its designated Master Reseller. Sun will permit IVAR to change the identity of its designated Master Reseller only once per year, by Notice (which shall include the effective date of the transition), during the thirty (30) days' period prior to each year's Expiration Date

    H. LIMITED WARRANTY. IVAR must provide a warranty to its End Users at least equivalent to the warranty provided by Master Reseller. IVAR agrees to indemnify Sun for any liability or damages caused by IVAR's provision of any other warranty.

    I. Failure to comply with any of the foregoing obligations will constitute a material breach of this Agreement.

9.  HIGH RISK ACTIVITIES

    A. PRODUCTS ARE NOT FAULT-TOLERANT AND ARE NOT DESIGNED, MANUFACTURED OR INTENDED FOR USE OR RESALE AS ON-LINE CONTROL EQUIPMENT IN HAZARDOUS ENVIRONMENTS REQUIRING FAIL-SAFE CONTROLS, SUCH AS IN THE OPERATION OF NUCLEAR FACILITIES, AIRCRAFT NAVIGATION OR COMMUNICATION SYSTEMS, AIR TRAFFIC CONTROL, LIFE SUPPORT, OR WEAPONS SYSTEMS ("HIGH RISK ACTIVITIES"). SUN SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR SUCH HIGH RISK ACTIVITIES.

    B. IVAR represents and warrants that it will not use, or knowingly distribute or resell, Products for such High Risk Activities and that it will ensure that its customers and End-Users of Products are provided with the notice in A. above.

10. TRADEMARKS

    "Sun Trademarks" shall mean all names, logos, designs, and other designations or brands used by Sun in connection with Products, including Sun, Sun Microsystems, the Sun Logo and the Sun system enclosure design elements. IVAR is granted no right or license to use, any Sun Trademarks, except that IVAR has the right to use the Sun Value Added Reseller logo and to refer to Sun products and technologies by their associated Sun Trademarks in IVAR's advertising or marketing materials, in the form set out in the Guide. Sun shall have the right to approve all such materials, and IVAR agrees, on request, to modify any materials which do not comply with these provisions. IVAR may not re-logo or co-logo Products, or otherwise modify, conceal or remove any Trademark or other proprietary rights notice without Sun's written consent.

11. S0FTWARE

    A. LICENSE. IVAR is granted a non-exclusive nontransferable limited license to distribute and sublicense Products consisting of software in machine readable form ("Software") to run on Sun CPUs sold to End Users in accordance with the terms of this Agreement. IVAR shall require each of its End Users to execute a sublicense containing, at a minimum, the provisions set forth on Exhibit D and shall provide copies to Sun on request. IVAR shall keep records specifying the End User, its location, the serial numbers of the CPU(s) on which the Software was licensed, and the license capacity (single user or multi-user). The records may be audited once per year by Sun.

    B. INTERNAL USE. The provisions of Exhibit D (Object Code License) shall govern IVAR's internal use of Software, including use for demonstration, development or training purposes.

    C. RESTRICTIONS. Title to all copies of Software is retained by Sun or its Licensor. IVAR agrees not to decompile, disassemble, or otherwise reverse engineer Software.

12. TERM AND TERMINATION

    A. TERM. This Agreement shall commence on the Effective Date and shall remain in force until the date established according to the following schedule:


        EFFECTIVE DATE:              EXPIRATION DATE:
                                     (of each following year):
        January 1 - March 31         March 31
        April 1 - June 30            June 30
        July 1 - September 30        September 30
        October 1 - December 31      December 31



It shall be automatically renewed on an annual basis thereafter, unless at least thirty (30) days prior to any year's Expiration Date, Sun or IVAR tenders Notice of intention not to renew.

    B.  TERMINATION

    (1) This Agreement (which, for purposes of termination by Sun, may be construed as referring to individual authorized buying or selling locations) may be terminated by either party (i) without cause, for any reason, on ninety (90) days' Notice to the other party, (ii) immediately, by Notice, upon material breach by the other party, if such breach cannot be remedied; (iii) by Notice, if the other party fails to cure any material remediable breach of this Agreement within thirty (30) days of receipt of Notice of such breach, or (iv) immediately by Notice upon the second commission of a previously remedied material breach.

    (2) Sun may terminate this Agreement immediately, by Notice in the event that (i) there is any material change in the management or control of IVAR, or transfei of any substantial part of IVAR's business, (ii) Sun discovers that IVAR has made a material misrepresentation or omission in its Reseller Application, or (iii) IVAR makes an unauthorized sale.

    C. EFFECT OF TERMINATION. Upon any termination or expiration of this Agreement, IVAR shall no longer be authorized to purchase Products from Master Reseller. With the exception of those rights and obligations which by their nature should survive, all rights and licenses granted to IVAR under this Agreement shall immediately cease and terminate. Neither party shall be liable to the other for damages of any kind, on account of the termination or expiration of this Agreement in accordance with its terms and conditions.


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13. LIMITATION OF LIABILITY
    Except for express obligations to indemnify under this Agreement, and/or breach of Sections 9 (High Risk Activity), 11 (Software), or 15 (Confidentiality):

    A. Each party's liability to the other for claims related to this Agreement, whether for breach or in tort, shall be limited to $10,000, and

    B. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGE IN CONNECTION WITH OR RELATED TO THIS AGREEMENT (INCLUDING LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), HOWSOEVER ARISING, WHETHER FOR BREACH OF THIS AGREEMENT, INCLUDING BREACH OF WARRANTY, OR IN TORT, EVEN IF THAT PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

14. DISCLAIMER OF WARRANTY

    EXCEPT AS SPECIFIED IN THIS AGREEMENT, ALL EXPRESS OR IMPLIED
    REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE HEREBY EXCLUDED.

15. CONFIDENTIALITY

    If Sun desires that information provided to IVAR under this Agreement be held in confidence, Sun agrees to identify such information as "Confidential" or "Proprietary" ("Confidential Information"). All Software is Confidential Information. IVAR will not disclose Confidential Information and will use it only for purposes specifically related to this Agreement. This Agreement shall not affect any confidential disclosure agreement between the parties.

16. NO EXPORTATION

    IVAR agrees that it shall resell Products only to End Users in the continental United States, Alaska, and Hawaii, unless IVAR has been accepted into Sun's Passport Program and has executed a Passport Addendum to this Agreement. Products, including technical data, are subject to the U.S. Export Administration Act and its associated regulations and may be subject to export or import regulations in other countries. IVAR agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export or re-export Products.

17. GENERAL

    A. DISPUTE RESOLUTION. Any action related to this Agreement will be governed by California law, excluding choice of law rules, and will be brought exclusively in the United States District Court for Northern California or the California Superior Court for the County of Santa Clara. The parties hereby submit to the personal jurisdiction and venue of such courts.

Agreement No.: IVAR

    B. RELATIONSHIP. The parties are independent contractors under this Agreement and no other relationship is intended, including a partnership, franchise, joint venture, agency, employer/ employee, or master/servant relationship. Neither party shall be authorized to bind the other, or act in a manner which expresses or implies a relationship other than that of independent contractor.

    C. ASSIGNMENT. IVAR may not assign or otherwise transfer any of its rights or obligations under this Agreement, without the prior written consent of Sun.

    D. WAIVER OR DELAY. Any waiver of any provision of this Agreement, or a delay by either party in the enforcement of any right hereunder, shall neither be construed as a continuing waiver, nor create an expectation of non-enforcement, of that or any other provision or right.

    E. FORCE MAJEURE. A party is not liable for non-performance of this Agreement, to the extent to which the non-performance is caused by events or conditions beyond that party's control, and the party gives prompt Notice and makes all reasonable efforts to perform.

    F. NOTICE. All Notices (upper-case "N") under this Agreement must be in writing and delivered either in person or by a means evidenced by a delivery receipt, to the address specified, below. Notice will be effective upon receipt.

        If to Sun:   Sun Microsystems Computer Corporation
                     2550 Garcia Avenue, M/S MIL06-20
                     Mountain View, CA 94043
                     Attn: Manager, Sales Contracts

        If to IVAR:  Design Automation Systems, Inc.
                     6100 Corporate Dr., Suite 380
                     Houston, TX 77036



    G. EXECUTION. This Agreement shall become effective only after it has been signed by an authorized officer of IVAR and an authorized officer of Sun.

    H. ENTIRE AGREEMENT. This Agreement, including all attachments incorporated by reference, is the parties' entire agreement relating to Products and, (i) supersedes all prior or contemporaneous oral or written communications, proposals and representations with respect to its subject matter; and (ii) prevails over any conflicting or additional terms of any quote, order, acknowledgement, or similar communication between the parties during the term of this Agreement. No modification to this Agreement will be binding, unless in writing and signed by a duly authorized representative of each party.

SUN AND IVAR ACKNOWLEDGE THAT EACH HAS READ AND UNDERSTOOD THIS AGREEMENT AND CONSENTS TO BE BOUND BY ITS TERMS.

SUN MICROSYSTEMS                          IVAR: DESIGN AUTOMATION SYSTEMS, INC.
COMPUTER CORPORATION:

By: /s/ Linda Cladden                       By: /s/ Carl A. Rose
    -------------------------------------       -------------------------------

Name: Linda Cladden                         Name: Carl A. Rose
      -----------------------------------         -----------------------------

Title: Director, USFO Contract Management   Title: President
       ----------------------------------          ----------------------------

Date: 7/10/92                               Date: 7-1-92
      -----------------------------------         -----------------------------

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